UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 02, 2025

Palladyne AI Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PDYN	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $69.00 per share	PDYNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in Palladyne AI Corp.’s (the "Company") Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the "SEC") on December 27, 2024, the Company entered into an amended and restated employment agreement (the "Wolff Agreement"), dated as of December 26, 2024, with Benjamin G. Wolff that extended the term of his employment as the Company’s President and Chief Executive Officer through the end of 2027. The Wolff Agreement entitles Mr. Wolff to a cash payment with respect to the value of 1.8 million shares of the Company’s common stock (as proportionately adjusted for any stock splits, dividends, combinations and the like) at the end of the current term based on the volume-weighted average closing price for the Company’s common stock for the 10 consecutive trading days ending on the trading day prior to the date of the event triggering payment (the "Cash Payment") such as continued service through October 31, 2027 or an earlier change in control. The Wolff Agreement goes on to provide that the amount of the Cash Payment will be reduced on a 1.2 to 1 basis by the amount of any restricted stock awards the Company grants to Mr. Wolff prior to the payment date of the Cash Payment, up to a total of 1.5 million shares that are scheduled to vest on the earliest of the payment events for the Cash Payment.

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2025, the Company’s stockholders approved a restricted stock award to Mr. Wolff at the 2025 annual meeting of stockholders. On July 2, 2025, the compensation committee of the Company’s board of directors approved the grant of a restricted stock award to Mr. Wolff covering 1.5 million shares of the Company’s common stock (the "Wolff Grant"), which reduced the amount of the Cash Payment that would otherwise be payable to Mr. Wolff to zero. A summary of the material terms of the Wolff Grant is set forth under Proposal No. 3 of the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 22, 2025 (the "Proxy Statement"), which summary is incorporated by reference herein. The foregoing and the summary in the Proxy Statement are qualified in their entirety by reference to the full text of the Restricted Stock Award Agreement, a copy of which was previously filed as Appendix A to the Proxy Statement and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Palladyne AI Corp.

Dated:	July 3, 2025	By:	/s/ Stephen Sonne
		Name: Title:	Stephen Sonne Chief Legal Officer & Secretary